UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2005

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On June 8, 2005, Key Technology, Inc. (the “Company”) and the Port of Walla Walla signed Addendum No. 2 to the Construction and Lease Agreement dated October 17, 1989. The Addendum, among other things, (i) authorizes the Port of Walla Walla to expand the Company’s existing Avery Street headquarters in Walla Walla, Washington by an additional 20,160 sq. ft of manufacturing space and 2,400 sq. ft. of research and development space, and (ii) extends the lease term on the existing Avery Street facility by five years to September 2020. The expansion will allow the Company to consolidate its two Walla Walla facilities and allow the lease agreement with the Port of Walla Walla on the Company’s 100,000 sq. ft. Melrose Street facility to expire at the end of 2005. Under the amended agreement, the aggregate lease payments on the Avery Street facility from July 2005 through September 2020 will be approximately $13.7 million. The lease will continue to be accounted for as an operating lease.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

	10.1	Addendum No. 2 To Construction and Lease Agreement

	99.1	Press release of Key Technology, Inc. dated June 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ RONALD W. BURGESS
Ronald W. Burgess
Senior Vice President and Chief Financial Officer

Dated: June 13, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Addendum No. 2 To Construction and Lease Agreement
99.1	Press release of Key Technology, Inc. dated June 13, 2005